Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated May 9, 2013 with respect to the shares of Common Stock of Micronet Enertec Technologies, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 9, 2013	THE MEYDAN NO. 3 FAMILY TRUST

	By:	A H MEYDAN (INTERNATIONAL) PTY LTD, Trustee

	By:	/s/ Moshe Meydan
		Name:	Moshe Meydan
		Title:	Director

A H MEYDAN (INTERNATIONAL) PTY LTD

By:	/s/ Moshe Meydan
	Name:	Moshe Meydan
	Title:	Director

/s/ Moshe Meydan
Moshe Meydan

/s/ Moshe Meydan
Miri Meydan

/s/ Yaniv Meydan
Yaniv Meydan